Exhibit 99.1

Index to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Independent Auditor’s Report

The Board of Directors and Stockholders

Genworth Financial Mortgage Insurance Pty Limited:

We have audited the accompanying consolidated balance sheets of Genworth Financial Mortgage Insurance Pty Limited as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years in the three year period ended December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genworth Financial Mortgage Insurance Pty Limited as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years in the three year period ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG

KPMG

Sydney, Australia

March 29, 2011

Genworth Financial Mortgage Insurance Pty Limited

Consolidated Statements of Income

(U.S. dollar amounts in thousands)

	Years ended December 31,
	2010	2009	2008
Revenues:
Net premiums	$328,357	$305,130	$314,422
Net investment income	153,603	124,936	138,654
Net investment gains (losses)	2,910	1,851	(5,523)
Other income	2,109	1,096	3,940

Total revenues	486,979	433,013	451,493

Losses and expenses:
Net losses and loss adjustment expenses	134,941	156,552	141,657
Acquisition and operating expenses, net of deferrals	66,297	54,024	63,222
Amortization of deferred acquisition costs and intangibles	36,586	25,250	24,044

Total losses and expenses	237,824	235,826	228,923

Income before income taxes	249,155	197,187	222,570
Provision for income taxes	79,396	65,272	68,853

Net income	$169,759	$131,915	$153,717

Supplemental disclosures:
Total other-than-temporary impairments	$—	$—	$(4,779)
Portion of other-than-temporary impairments included in other comprehensive income (loss)	—	—	—

Net other-than-temporary impairments	—	—	(4,779)
Other investment gains (losses)	2,910	1,851	(744)

Total net investment gains (losses)	$2,910	$1,851	$(5,523)

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Consolidated Balance Sheets

(U.S. dollar amounts in thousands, except share amounts)

	December 31,
	2010	2009
Assets
Investments:
Fixed maturity securities available-for-sale, at fair value	$2,839,007	$2,430,035
Short-term investments	6,639	51,496

Total investments	2,845,646	2,481,531

Cash and cash equivalents	272,092	215,278
Accrued investment income	40,579	34,706
Prepaid reinsurance premiums	574	639
Deferred acquisition costs	107,355	92,356
Goodwill	7,678	6,736
Related party receivables	8,473	8,082
Other assets	28,753	29,980

Total assets	$3,311,150	$2,869,308

Liabilities and stockholders’ equity
Liabilities:
Reserve for losses and loss adjustment expenses	$205,933	$201,959
Unearned premiums	1,092,252	1,036,745
Net deferred tax liability	7,010	4,879
Related party payables	76,984	39,852
Other liabilities and accrued expenses	47,964	52,035

Total liabilities	1,430,143	1,335,470

Stockholders’ equity:
Ordinary shares – No par value; 1,401,558,880 and 1,401,558,500 shares authorized and issued as of December 31, 2010 and 2009, respectively	—	—
Additional paid-in capital	621,929	610,149

Accumulated other comprehensive income:
Net unrealized investment gains (losses):
Net unrealized gains (losses) on securities not other-than- temporarily impaired	(5,270)	3,627
Net unrealized gains on other-than-temporarily impaired securities	—	—

Net unrealized investment gains (losses)	(5,270)	3,627
Foreign currency translation adjustments	483,053	249,224

Total accumulated other comprehensive income	477,783	252,851
Retained earnings	781,295	670,838

Total stockholders’ equity	1,881,007	1,533,838

Total liabilities and stockholders’ equity	$3,311,150	$2,869,308

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Consolidated Statements of Changes in Stockholders’ Equity

(U.S. dollar amounts in thousands)

	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders’ equity
Balances as of December 31, 2007	$548,953	$152,172	$384,341	$1,085,466

Comprehensive income (loss):
Net income	—	—	153,717	153,717
Net unrealized gains on investment securities	—	64,336	—	64,336
Foreign currency translation adjustments	—	(261,181)	—	(261,181)

Total comprehensive (loss)				(43,128)
Capital contribution	9,972	—	—	9,972

Balances as of December 31, 2008	558,925	(44,673)	538,058	1,052,310

Cumulative effect of change in accounting	—	(865)	865	—
Comprehensive income (loss):
Net income	—	—	131,915	131,915
Net unrealized losses on investment securities	—	(22,380)	—	(22,380)
Foreign currency translation adjustments	—	320,769	—	320,769

Total comprehensive income (loss)				430,304
Capital contribution	51,224	—	—	51,224

Balances as of December 31, 2009	610,149	252,851	670,838	1,533,838
Comprehensive income (loss):
Net income	—	—	169,759	169,759
Net unrealized losses on investment securities	—	(8,897)	—	(8,897)
Foreign currency translation adjustments	—	233,829	—	233,829

Total comprehensive income (loss)				394,691
Dividends to stockholders	—	—	(59,302)	(59,302)
Capital contribution	11,780	—	—	11,780

Balances as of December 31, 2010	$621,929	$477,783	$781,295	$1,881,007

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Consolidated Statements of Cash Flows

(U.S. dollar amounts in thousands)

	Years ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income	$169,759	$131,915	$153,717
Adjustments to reconcile net income to net cash from operating activities:
Amortization of investment discounts and premiums	(469)	(924)	(2,685)
Net investment (gains) losses	(2,910)	(1,851)	5,523
Acquisition costs deferred	(35,230)	(39,567)	(33,152)
Amortization of deferred acquisition costs and intangibles	36,586	25,250	24,044
Deferred income taxes	2,421	2,608	(3,059)
Corporate overhead allocation	11,698	12,668	19,534
Change in certain assets and liabilities:
Accrued investment income and other assets	(7,950)	(21,183)	41,749
Reserve for losses and loss adjustment expenses	(18,727)	19,101	14,783
Unearned premiums	(79,030)	79,282	18,137
Other liabilities	24,717	42,480	(52,123)

Net cash from operating activities	100,865	249,779	186,468

Cash flows from investing activities:
Proceeds from maturities and repayments of fixed maturity securities and short-term investments	1,110,294	505,441	492,685
Purchases of fixed maturity securities and short-term investments	(1,127,444)	(1,050,768)	(515,401)

Net cash from investing activities	(17,150)	(545,327)	(22,716)

Cash flows from financing activities:
Capital contribution received	—	—	4,083
Dividends paid to stockholders	(59,302)	—	—

Net cash from financing activities	(59,302)	—	4,083

Effect of exchange rate changes on cash and cash equivalents	32,401	102,644	(71,373)

Net change in cash and cash equivalents	56,814	(192,904)	96,462

Cash and cash equivalents at beginning of year	215,278	408,182	311,720

Cash and cash equivalents at end of year	$272,092	$215,278	$408,182

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

(1) Nature of Business and Formation of Genworth Mortgage

Genworth Financial Mortgage Insurance Pty Limited (“Genworth Mortgage” or the “Company” as appropriate) offers mortgage insurance products in Australia and New Zealand and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default. The nature of the Australian economy is that the majority of mortgages are originated through the big four banks; therefore, the Company has a high concentration of business written over mortgages originating through these lenders.

The Company’s management has determined that the Company has one reportable operating segment, mortgage insurance.

Genworth Mortgage, formerly GE Mortgage Insurance Company Pty Limited, prior to 2010 was a wholly-owned subsidiary of Genworth Financial Mortgage Insurance Holdings Pty Limited and was incorporated in Australia on November 10, 2003. During the year ended December 31, 2010, Genworth Financial Mortgage Insurance Holdings Pty Limited, the immediate parent entity of the Company sold 13% of the issued share capital of the Company to Genworth Financial Services Pty Ltd, which is 100% owned by the same immediate parent entity of the Company. The ultimate parent company of Genworth Mortgage is Genworth Financial, Inc. (“Genworth”). Genworth was incorporated in Delaware on October 23, 2003.

(2) Significant Accounting Policies

The consolidated financial statements have been prepared on the basis of U.S. generally accepted accounting principles (“U.S. GAAP”). Preparing financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

The consolidated financial statements of the Company are presented in U.S. dollars. The accompanying financial statements include Genworth Financial Mortgage Indemnity Limited and are prepared on a consolidated basis. All intercompany transactions have been eliminated in the consolidated financial statements. Any subsequent events have been considered for disclosure through March 29, 2011.

a) Premiums

A single premium is usually collected and remitted to Genworth Mortgage as the mortgage insurer from prospective borrowers by the lenders at the time the loan proceeds are advanced. The proceeds are recorded to unearned premium reserves and recognized as premiums earned over the estimated policy life in accordance with the expected pattern of risk emergence. This is further described in the accounting policy for unearned premiums.

b) Net Investment Income and Net Investment Gains and Losses

Investment income is recognized when earned. Investment gains and losses are calculated on the basis of specific identification. The cost of investments for the determination of investment gains and losses is the amount paid when the security was originally purchased adjusted for amortization and accretion.

c) Other Income

Other income consists primarily of interest income from an intercompany loan and management fees for services provided by the Company for the management of insurance portfolios held by third-party insurance companies. Such services include accounting, claims management, systems maintenance, portfolio analytics and management reporting. These fees are recorded as revenue when the related service is provided.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

d) Investment Securities

Investment securities have been designated as available-for-sale and are reported in the consolidated balance sheets at fair value. Values for securities are obtained from external pricing services where available, otherwise an internal model is used. Changes in the fair value of available-for-sale investments, net of deferred income taxes, are reflected as unrealized investment gains or losses in a separate component of accumulated other comprehensive income (loss).

Other-Than-Temporary Impairments On Available-For-Sale Securities

As of each balance sheet date, the Company evaluates securities in an unrealized loss position for other-than-temporary impairments. For debt securities, it considers all available information relevant to the collectability of the security, including information about past events, current conditions, and reasonable and supportable forecasts, when developing the estimate of cash flows expected to be collected. Estimating the cash flows expected to be collected is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and judgments regarding the future performance of the underlying collateral. Where possible, this data is benchmarked against third-party sources.

Prior to adoption of new accounting guidance related to the recognition and presentation of other-than-temporary impairments on April 1, 2009, the Company generally recognized an other-than-temporary impairment on debt securities in an unrealized loss position when it did not expect full recovery of value or did not have the intent and ability to hold such securities until they had fully recovered their amortized cost. The recognition of other-than-temporary impairments prior to April 1, 2009 represented the entire difference between the amortized cost and fair value with this difference being recorded in net income as an adjustment to the amortized cost of the security.

Beginning on April 1, 2009, the Company recognizes other-than-temporary impairments on debt securities in an unrealized loss position when one of the following circumstances exists:

•	full recovery of the amortized cost is not expected based on the estimate of cash flows expected to be collected,

•	there is an intention to sell a security or

•	it is more likely than not that the Company will be required to sell a security prior to recovery.

For other-than-temporary impairments recognized during the period, the Company presents the total other-than-temporary impairments, the portion of other-than-temporary impairments included in other comprehensive income (loss) (“OCI”) and the net other-than-temporary impairments as supplemental disclosure presented on the face of the consolidated statements of income.

Total other-than-temporary impairments are calculated as the difference between the amortized cost and fair value that emerged in the current period. For other-than-temporarily impaired securities where the Company does not intend to sell the security and it is not more likely than not that it will be required to sell the security prior to recovery, total other-than-temporary impairments are adjusted by the portion of other-than-temporary impairments recognized in OCI (“non-credit”). Net other-than-temporary impairments recorded in net income (loss) represent the credit loss on the other-than-temporarily impaired securities with the offset recognized as an adjustment to the amortized cost to determine the new amortized cost basis of the securities.

For securities that were deemed to be other-than-temporarily impaired and a non-credit loss was recorded in OCI, the amount recorded as an unrealized gain (loss) represents the difference between the current fair value and the new amortized cost for each period presented. The unrealized gain (loss) on an other-than-temporarily impaired security is recorded as a separate component in OCI until the security is sold or until the Company records an other-than-temporary impairment where the Company intends to sell the security or the Company will be required to sell the security prior to recovery.

To estimate the amount of other-than-temporary impairment attributed to credit losses on debt securities where the Company does not intend to sell the security and it is not more likely than not that the Company will be required to sell the security prior to recovery, it determines the best estimate of the present value of the cash flows expected to be collected from a security by discounting these cash flows by the current effective yield on the security prior to recording any other-than-temporary

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

impairment. If the present value of the discounted cash flows is lower than the amortized cost of the security, the difference between the present value and amortized cost represents the credit loss associated with the security with the remaining difference between fair value and amortized cost recorded as a non-credit other-than-temporary impairment in OCI.

The evaluation of other-than-temporary impairments is subject to risks and uncertainties and is intended to determine the appropriate amount and timing for recognizing an impairment charge. The assessment of whether such impairment has occurred is based on the Company’s best estimate of the cash flows expected to be collected at the individual security level. Regular monitoring of the investment portfolio is undertaken to ensure that securities that may be other-than-temporarily impaired are identified in a timely manner and that any impairment charge is recognized in the proper period.

e) Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company holds fixed maturity securities and certain other financial instruments, which are carried at fair value.

Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect management’s view of market assumptions in the absence of observable market information. Valuation techniques are utilized that maximize the use of observable inputs and minimize the use of unobservable inputs. All assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

•	Level 1—Quoted prices for identical instruments in active markets.

•

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3—Instruments whose significant value drivers are unobservable.

Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as actively traded mutual fund investments.

Level 2 includes those financial instruments that are valued by using industry-standard pricing methodologies, models or other valuation methodologies. These models are primarily industry-standard models that consider various inputs, such as interest rate, credit spread and foreign exchange rates for the underlying financial instruments. All significant inputs are observable, or derived from observable, information in the marketplace or are supported by observable levels at which transactions are executed in the marketplace. Financial instruments in this category primarily include: certain public and private corporate fixed maturity securities; government or agency securities; and certain asset-backed securities.

Level 3 is comprised of financial instruments whose fair value is estimated based on industry-standard pricing methodologies and internally developed models utilizing significant inputs not based on, nor corroborated by, readily available market information. In limited instances, this category may also utilize non-binding broker quotes. This category primarily consists of certain less liquid fixed maturity securities where management cannot corroborate the significant valuation inputs with market observable data.

As of each reporting period, all assets and liabilities recorded at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability, such as the relative impact on the fair value as a result of including a particular input. The fair value hierarchy classifications are reviewed each reporting period. Changes in the observability of the valuation attributes may result in a reclassification of certain financial assets or liabilities. Such reclassifications are reported as transfers in and out of Level 3 at the beginning fair value for the reporting period in which the changes occur.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

The Company’s fixed maturity securities primarily use Level 2 inputs for the determination of fair value. These fair values are obtained from industry-standard pricing methodologies based on market observable information.

f) Cash and Cash Equivalents

Certificates of deposit, money market funds and other time deposits with original maturities of 90 days or less are considered cash equivalents in the consolidated balance sheets and statements of cash flows. Items with maturities greater than 90 days but less than one year at the time of acquisition are short-term investments.

g) Deferred Acquisition Costs (“DAC”)

Acquisition costs include costs which vary with and are primarily related to the acquisition of insurance. Acquisition costs include those costs incurred in the acquisition, underwriting and processing of new business including solicitation and printing costs, sales material and, some support costs such as underwriting and contract and policy issuance expenses. Amortization of these costs relating to each underwriting year is charged against revenue over time in accordance with the expected pattern of risk emergence.

The Company reviews all assumptions underlying DAC and tests DAC for recoverability annually. All the policies written by the Company are single premium. If the balance of unearned premiums plus interest is less than the current estimate of future losses and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization. For the years ended December 31, 2010, 2009 and 2008, no charges to income were recorded as a result of DAC recoverability testing.

h) Goodwill

Goodwill is not amortized but is tested for impairment at least annually using a fair value approach, which requires the use of estimates and judgment at the reporting unit level. The Company’s single operating segment is also the reporting unit for goodwill impairment testing. An impairment charge is recognized for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. Discounted cash flows are used to establish fair values. For the years ended December 31, 2010, 2009 and 2008, no charges were recorded as a result of goodwill impairment testing.

i) Intangible Assets

Present Value of Future Profits. In conjunction with the acquisition of Vero Lenders Mortgage Insurance Limited in 2006, $1 million was assigned to the right to receive future gross profits arising from existing insurance contracts. This intangible asset, called PVFP, represents the estimated present value of future cash flows from the acquired policies. PVFP is amortized in a manner similar to the amortization of DAC. PVFP is classified as other assets in the consolidated balance sheets. As of December 31, 2010, the PVFP balance has been fully amortized.

The Company regularly reviews all of these assumptions and periodically tests PVFP for recoverability. If the unearned premiums plus interest are less than the current estimate of future losses and expenses (including any unamortized PVFP), a charge to income is recorded for additional PVFP amortization. For the years ended December 31, 2010, 2009 and 2008, no charges to income were recorded as a result of the PVFP recoverability testing.

Other Intangible Assets. The Company amortizes the costs of other intangibles over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment at least annually based on undiscounted cash flows, which requires the use of estimates and judgment, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested at least annually for impairment and written down to fair value as required. For the years ended December 31, 2010, 2009 and 2008, no charges were recorded as a result of impairment testing.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

j) Reinsurance

Premium revenue, benefits and acquisition and operating expenses are reported net of the amounts relating to reinsurance ceded to and assumed from other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is recognized as an expense (presented in net premiums) in accordance with the expected pattern of reinsurance recoveries.

k) Losses and Loss Adjustment Expenses

The reserve for losses and loss adjustment expenses represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of: (a) claims that have been reported to the Company; (b) claims related to insured events that have occurred but that have not been reported to the Company as of the date the liability is estimated; (c) non-reinsurance recoveries such as subrogation; and (d) claim adjustment expenses. Claim adjustment expenses include costs incurred in the claim settlement process such as legal fees and costs to record, process and adjust claims.

Reserves for losses and loss adjustment expenses are based on notices of mortgage loan defaults and estimates of defaults that have been incurred but have not been reported by loan servicers, using assumptions of claim rates for loans in default and the average amount paid for loans that result in a claim. As is common accounting practice in the mortgage insurance industry and in accordance with U.S. GAAP, the Company begins to provide for the ultimate claim payment relating to a potential claim on a defaulted loan when the status of that loan first goes delinquent. Over time, as the status of the underlying delinquent loan moves toward foreclosure and the likelihood of the associated claim loss increases, the amount of the loss reserve associated with that potential claim may also increase.

The Company performs a quarterly update of the Australian loss reserve factors. Prior to 2008, an annual update was performed in the fourth quarter of the year. The increase in loss and loss adjustment expenses arising from these reviews for the years ended December 31, 2010, 2009 and 2008 was $2 million, $13 million and $1 million, respectively.

The Company considers the liability for loss and loss adjustment expenses provided to be satisfactory to cover the losses that have occurred. The Company monitors actual experience, and where circumstances warrant, will revise its assumptions. The methods of determining such estimates and establishing the reserves are reviewed continuously and any adjustments are reflected in operations in the period in which they become known. Future developments may result in losses and loss expenses greater or less than the liability for policy and contract claims provided.

l) Unearned Premiums

For single premium insurance contracts, a portion of the revenue is recognized as premiums earned in the current period, while the remaining portion is deferred as unearned premiums and earned over time in accordance with the estimated expiration of risk. If single premium policies are cancelled and the premium is non-refundable, then the remaining unearned premium related to each cancelled policy is recognized in earned premiums upon notification of the cancellation. Estimation of risk expiration for the recognition of premium is inherently judgmental and is based on actuarial analysis of historical experience. The premium earnings recognition model is reviewed annually with any adjustments to the estimates reflected in current period income. As a result of the reviews conducted, there was an increase in earned premiums, net of reinsurance, of $2 million, $8 million and $12 million in 2010, 2009 and 2008, respectively.

m) Income Taxes

The deferred tax assets and/or liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances on deferred tax assets are estimated based on the Company’s assessment of the realizability of such amounts.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

Effective November 1, 2009, Genworth Mortgage was included in a new consolidated Australian income tax group with Genworth Financial New Holdings Pty Limited as the head entity. Prior to this, Genworth Mortgage was included in a consolidated Australian income tax group with its Australian parent company as the head entity. Under the Australian tax consolidation system, the head entity is liable for the current income tax liabilities of the group. Subsidiaries will be held jointly and severally liable for the current income tax liabilities of the group where the head entity defaults, subject to the terms of a valid tax sharing agreement between the entities in the group. Assets and liabilities arising under the tax funding arrangement are recognized as amounts receivable from or payable to other entities in the group. The income tax provision in these financial statements is prepared as if the Company was a stand alone taxpayer.

n) Foreign Currency Translation

The local currency, the Australian dollar, is the functional currency for the Company. The determination of the functional currency is made based on the appropriate economic and management indicators. The financial statements have been translated into U.S. dollars at the exchange rates in effect at the consolidated balance sheet date (the “reporting currency”). Accordingly, assets and liabilities are translated into U.S. dollars at the exchange rates in effect as of the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average rates of exchange prevailing during the period. Translation adjustments arising from this currency remeasurement were reported as a separate component of accumulated other comprehensive income (loss) included in the consolidated statements of changes in stockholders’ equity. Beginning in 2010, the Company records unrealized gains and losses as part of OCI at historical rates. Prior to 2010, this portion of OCI was recorded at exchange rates in effect as of the balance sheet date. There was no impact to net assets.

The exchange rate for translating the Australian dollar into the U.S. dollar as of December 31, 2010 and 2009 was $1.03 and $0.90, respectively. The average rate of exchange for converting the Australian dollar into the U.S. dollar for the years ended December 31, 2010 and 2009 was $0.91 and $0.79, respectively. These exchange rate fluctuations caused favorable foreign currency translation adjustments of $234 million as of and for the year ended December 31, 2010 and $321 million as of and for the year ended December 31, 2009, which were reported in OCI in the consolidated statement of changes in stockholders' equity.

Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the consolidated statements of income.

o) Employee Benefit Plans

The superannuation plan is a defined contribution plan. All employees are entitled to varying levels of benefits on retirement, disability or death, based on accumulated employer contributions and investment earnings thereon. Contributions by the Company are, as a minimum, in accordance with the Australian Superannuation Guarantee Levy.

p) Leases

Operating lease payments for motor vehicles, equipment and buildings, where the lessors effectively retain substantially all the risks and benefits of ownership of the leased items, are included in the determination of the operating profit in equal installments over the lease term, as this represents the pattern of benefits derived from the leased assets.

q) Accounting Pronouncements

Recently Adopted

Disclosures Related To Financing Receivables

On December 31, 2010, we adopted new accounting guidance related to additional disclosures about the credit quality of loans, lease receivables and other long-term receivables and the related allowance for credit losses. Certain other additional disclosures will be effective for us on March 31,

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

2011. The adoption of this new accounting guidance did not have any impact on our consolidated financial statements.

Scope Exception for Embedded Credit Derivatives

On July 1, 2010, we adopted new accounting guidance related to embedded credit derivatives. This accounting guidance clarified the scope exception for embedded credit derivatives and when those features would be bifurcated from the host contract. Under the new accounting guidance, only embedded credit derivative features that are in the form of subordination of one financial instrument to another would not be subject to the bifurcation requirements. The adoption of this new accounting guidance did not have any impact on our consolidated financial statements.

Accounting for Transfers of Financial Assets

On January 1, 2010, we adopted new accounting guidance related to accounting for transfers of financial assets. This accounting guidance amends the previous guidance on transfers of financial assets by eliminating the qualifying special-purpose entity concept, providing certain conditions that must be met to qualify for sale accounting, changing the amount of gain or loss recognized on certain transfers and requiring additional disclosures. The adoption of this accounting guidance did not have a material impact on our consolidated financial statements. The elimination of the qualifying special-purpose entity concept requires that these entities be considered for consolidation as a result of the new guidance related to VIEs as discussed below.

Improvements to Financial Reporting by Enterprises Involved with VIEs

On January 1, 2010, we adopted new accounting guidance for determining which enterprise, if any, has a controlling financial interest in variable interest entities (“VIEs”) and requires additional disclosures about involvement in VIEs. Under this new accounting guidance, the primary beneficiary of a VIE is the enterprise that has the power to direct the activities of a VIE that most significantly impacts the VIE’s economic performance and has the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. The adoption of this accounting guidance did not have any impact on our consolidated financial statements as we do not have any controlling financial interest in a VIE.

Fair Value Measurements and Disclosures - Improving Disclosures about Fair Value Measurements

On January 1, 2010, we adopted new accounting guidance requiring additional disclosures for significant transfers between Level 1 and 2 fair value measurements and clarifications to existing fair value disclosures related to the level of disaggregation, inputs and valuation techniques. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Fair Value Measurements and Disclosures—Measuring Liabilities At Fair Value

On October 1, 2009, we adopted new accounting guidance related to measuring liabilities at fair value. This accounting guidance clarified techniques for measuring the fair value of liabilities when quoted market prices for the identical liability are not available. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Fair Value Measurements and Disclosures—Investments In Certain Entities That Calculate Net Asset Value Per Share

On October 1, 2009, we adopted new accounting guidance related to fair value measurements and disclosures that provided guidance on the fair value measurement in certain entities that calculate net asset value per share. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

On July 1, 2009, we adopted new accounting guidance related to the codification of accounting standards and the hierarchy of U.S. GAAP established by the Financial Accounting Standards Board (the “FASB”). This accounting guidance established two levels of U.S. GAAP, authoritative and non

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

authoritative. The FASB Accounting Standards Codification (the “Codification”) is the source of authoritative, nongovernmental U.S. GAAP, except for rules and interpretive releases of the United States Securities and Exchange Commission (“SEC”), which are also sources of authoritative U.S. GAAP for SEC registrants. All other accounting literature is non authoritative. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Recognition and Presentation of Other-Than-Temporary Impairments

On April 1, 2009, we adopted new accounting guidance related to the recognition and presentation of other-than-temporary impairments. This accounting guidance amended the other-than-temporary impairment guidance for debt securities and modified the presentation and disclosure requirements for other-than-temporary impairment disclosures for debt and equity securities. This accounting guidance also amended the requirement for management to positively assert the ability and intent to hold a debt security to recovery to determine whether an other-than-temporary impairment exists and replaced this provision with the assertion that we do not intend to sell or it is not more likely than not that we will be required to sell a security prior to recovery. Additionally, this accounting guidance modified the presentation of other-than-temporary impairments for certain debt securities to only present the impairment loss in net income (loss) that represents the credit loss associated with the other-than-temporary impairment with the remaining impairment loss being presented in OCI. On April 1, 2009, the Company recorded a net cumulative effect adjustment of $0.9 million to retained earnings with an offset to accumulated other comprehensive income (loss).

Interim Disclosures About Fair Value of Financial Instruments

On April 1, 2009, we adopted new accounting guidance related to interim disclosures about fair value of financial instruments. This accounting guidance amended the fair value disclosure requirements for certain financial instruments to require disclosures during interim reporting periods of publicly traded entities in addition to requiring them in annual financial statements. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Determining Fair Value When the Volume and Level of Activity For the Asset Or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

On April 1, 2009, we adopted new accounting guidance related to determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. This accounting guidance provided additional guidance for determining fair value when the volume or level of activity for an asset or liability has significantly decreased and identified circumstances that indicate a transaction is not orderly. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Fair Value Measurements of Certain Nonfinancial Assets and Liabilities

On January 1, 2009, we adopted new accounting guidance related to fair value measurements of certain nonfinancial assets and liabilities, such as impairment testing of goodwill and indefinite-lived intangible assets. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Business Combinations

On January 1, 2009, we adopted new accounting guidance related to business combinations. This accounting guidance established principles and requirements for how an acquirer recognizes and measures certain items in a business combination, as well as disclosures about the nature and financial effects of a business combination. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Noncontrolling Interests In Consolidated Financial Statements

On January 1, 2009, we adopted new accounting guidance related to noncontrolling interests in consolidated financial statements. This accounting guidance established accounting and reporting standards for noncontrolling interests in a subsidiary and for deconsolidation of a subsidiary. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

Determining Fair Value When A Market Is Not Active

On September 30, 2008, we adopted new accounting guidance related to determining the fair value of a financial asset when the market for that asset is not active. The accounting guidance provides guidance and clarification on how management’s internal assumptions, observable market information and market quotes are considered in inactive markets. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Fair Value Measurements

On January 1, 2008, we adopted new accounting guidance related to fair value measurements. This accounting guidance defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements. Additionally, on January 1, 2008, we elected the partial adoption of this accounting guidance to allow an entity to delay the application until January 1, 2009 for certain non-financial assets and liabilities. Under the provisions of the accounting guidance, we will delay the application for fair value measurements used in the impairment testing of goodwill and indefinite-lived intangible assets and eligible non-financial assets and liabilities included within a business combination. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Fair Value Option For Financial Assets and Financial Liabilities

On January 1, 2008, we adopted new accounting guidance related to the fair value option for financial assets and financial liabilities. This accounting guidance provides an option, on specified election dates, to report selected financial assets and liabilities, including insurance contracts, at fair value. Subsequent changes in fair value for designated items are reported in income in the current period. The adoption of this new accounting guidance did not impact our consolidated financial statements as no items were elected for measurement at fair value upon initial adoption. We will continue to evaluate eligible financial assets and liabilities on their election dates. Any future elections will be disclosed in accordance with the provisions outlined in the accounting guidance.

Amendment To Guidance For Offsetting of Amounts Related To Certain Contracts

On January 1, 2008, we adopted new accounting guidance for offsetting of amounts related to certain contracts. This accounting guidance allows fair value amounts recognized for collateral to be offset against fair value amounts recognized for derivative instruments that are executed with the same counterparty under certain circumstances. It also requires an entity to disclose the accounting policy decision to offset, or not to offset, fair value amounts. We do not, and have not previously, offset the fair value amounts recognized for derivatives with the amounts recognized as collateral.

Not Yet Adopted

In December 2010, the FASB issued new accounting guidance related to goodwill impairment testing when a reporting unit’s carrying value is zero or negative. This new accounting guidance will be effective for us on January 1, 2011. This guidance did not impact our consolidated financial statements upon adoption, as the reporting unit’s goodwill balance has a positive carrying value.

In October 2010, the FASB issued new accounting guidance related to accounting for costs associated with acquiring or renewing insurance contracts. This new accounting guidance will be effective for us on January 1, 2012. When adopted, we expect to defer fewer costs. The new guidance is effective prospectively with retrospective adoption allowed. We have not yet determined the method nor impact this accounting guidance will have on our consolidated financial statements.

In January 2010, the FASB issued new accounting guidance to require additional disclosures about purchases, sales, issuances and settlements in the rollforward of Level 3 fair value measurements. This new accounting guidance will be effective for us on January 1, 2011. The adoption of this new accounting guidance did not have a material impact on our consolidated financial statements.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

(3) Investments

(a) Net Investment Income

Sources of net investment income were as follows for the years ended December 31:

(U.S. dollar amounts in thousands)	2010	2009	2008
Fixed maturity securities	$150,536	$114,231	$114,283
Cash and cash equivalents	8,067	13,295	27,036

Gross investment income before expenses and fees	158,603	127,526	141,319
Expenses and fees	(5,000)	(2,590)	(2,665)

Net investment income	$153,603	$124,936	$138,654

(b) Net Investment Gains (Losses)

The net investment gains (losses) were as follows for the years ended December 31:

(U.S. dollar amounts in thousands)	2010	2009	2008
Available-for-sale investment securities:
Realized gains on sale	$5,186	$6,248	$2,172
Realized losses on sale	(2,276)	(4,397)	(2,916)

Net realized gains (losses) on available-for-sale securities	2,910	1,851	(744)

Impairments;
Total other-than-temporary impairments	—	—	(4,779)
Portion of other-than-temporary impairments included in OCI	—	—	—

Net other-than-temporary impairments	—	—	(4,779)

Net investment gains (losses)	$2,910	$1,851	$(5,523)

The Company generally intends to hold securities in unrealized loss positions until they recover. As of December 31, 2010, the Company assessed the likelihood of the investment to be sold as part of the impairment review. However, from time to time, the intent on an individual security may change, based upon market or other unforeseen developments. In such instances, the Company sells securities in the ordinary course of managing its portfolio to meet diversification, yield and liquidity requirements. If a loss is recognized from a sale subsequent to a balance sheet date due to these unexpected developments, the loss is recognized in the period in which the intent to hold the securities to recovery no longer exists.

The aggregate fair value of securities sold at a loss during the years ended December 31, 2010, 2009 and 2008 was $276 million, $29 million and $141 million, respectively, which was approximately 99%, 87% and 98%, respectively, of book value.

(c) Unrealized Investment Gains (Losses)

Net unrealized gains and losses on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income were as follows as of December 31:

(U.S. dollar amounts in thousands)	2010	2009	2008
Net unrealized gains (losses) on available-for-sale investment securities:
Fixed maturity securities	$(7,677)	$5,181	$38,398
Deferred income taxes	2,407	(1,554)	(11,526)

Net unrealized investment gains (losses)	$(5,270)	$3,627	$26,872

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

The change in net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income was as follows for the years ended December 31:

(U.S. dollar amounts in thousands)	2010	2009	2008
Beginning balance	$3,627	$26,872	$(37,464)
Cumulative effect of change in accounting	—	(865)	—
Unrealized gains (losses) arising during the period:
Unrealized gains (losses) on investment securities	(9,948)	(30,501)	87,007
Provision for deferred taxes	3,088	9,417	(26,537)

Change in unrealized gains (losses)	(6,860)	(21,949)	60,470
Reclassification adjustments to net investment gains (losses), net of taxes of $873, $555 and $(1,657)	(2,037)	(1,296)	3,866

Ending balance	$(5,270)	$3,627	$26,872

(d) Fixed Maturity Securities

As of December 31, 2010, the amortized cost or cost, gross unrealized gains (losses) and fair value of the fixed maturity securities classified as available-for-sale were as follows:

		Gross unrealized gains on securities		Gross unrealized losses on securities
(U.S. dollar amounts in thousands)	Amortized cost or cost	Not other-than- temporarily impaired	Other-than- temporarily impaired	Not other-than- temporarily impaired	Other-than- temporarily impaired	Fair value
Fixed maturity securities:
Government—non-U.S.	$439,778	$1,943	$—	$(2,589)	$—	$439,132
Corporate—U.S.	35,912	164	—	(234)	—	35,842
Corporate—non-U.S.	2,319,294	13,448	—	(18,424)	—	2,314,318
Residential mortgage- backed securities	49,715	—	—	—	—	49,715

Total available-for- sale securities	$2,844,699	$15,555	$—	$(21,247)	$—	$2,839,007

As of December 31, 2009, the amortized cost or cost, gross unrealized gains (losses) and estimated fair value of the fixed maturity securities classified as available-for-sale were as follows:

		Gross unrealized gains on securities		Gross unrealized losses on securities
(U.S. dollar amounts in thousands)	Amortized cost or cost	Not other-than- temporarily impaired	Other-than- temporarily impaired	Not other-than- temporarily impaired	Other-than- temporarily impaired	Fair value
Fixed maturity securities:
Government—non-U.S.	$272,595	$2,469	$—	$(2,173)	$—	$272,891
Corporate—U.S.	121,390	415	—	(466)	—	121,339
Corporate—non-U.S.	2,030,869	20,826	—	(15,890)	—	2,035,805

Total available-for- sale securities	$2,424,854	$23,710	$—	$(18,529)	$—	$2,430,035

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

The following table presents the gross unrealized losses and fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2010:

	Less than 12 months			12 months or more			Total
(U.S. dollar amounts in thousands)	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities
Description of Securities
Fixed maturity securities:
Government—non-U.S.	$303,464	$(2,589)	18	$—	$—	—	$303,464	$(2,589)	18
Corporate—U.S.	8,621	(49)	3	12,105	(185)	1	20,726	(234)	4
Corporate—non-U.S.	1,086,407	(12,172)	71	215,578	(6,252)	17	1,301,985	(18,424)	88

Total for securities in an unrealized loss position	$1,398,492	$(14,810)	92	$227,683	$(6,437)	18	$1,626,175	$(21,247)	110

The following table presents the gross unrealized losses and number of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2010:

	Less than 20%			20% to 50%			Greater than 50%
(U.S. dollar amounts in thousands)	Gross unrealized losses	% of total gross unrealized losses	Number of securities	Gross unrealized losses	% of total gross unrealized losses	Number of securities	Gross unrealized losses	% of total gross unrealized losses	Number of securities
Fixed maturity securities:
Less than 12 months:
Investment grade	$(14,810)	70%	92	$—	—%	—	$—	—%	—
Below investment grade	—	—	—	—	—	—	—	—	—

Total	(14,810)	70	92	—	—	—	—	—	—

12 months or more:
Investment grade	(6,437)	30	18	—	—	—	—	—	—
Below investment grade	—	—	—	—	—	—	—	—	—

Total	(6,437)	30	18	—	—	—	—	—	—

Total	$(21,247)	100%	110	$—	—%	—	$—	—%	—

The securities less than 20% below cost were primarily attributable to credit spreads that have widened since acquisition for certain corporate securities in the finance and insurance sector.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

The following table presents the concentration of gross unrealized losses by sector as of December 31, 2010:

	Investment grade		Below investment grade
(U.S. dollar amounts in thousands)	Gross unrealized losses	% of gross unrealized losses	Gross unrealized losses	% of gross unrealized losses
Fixed maturity securities:
U.S. government, agencies, and government-sponsored enterprises	$—	—%	$—	—%
Tax-exempt	—	—	—	—
Government - non-U.S.	(2,589)	12	—	—
Corporate - U.S.	(234)	1	—	—
Corporate - non-U.S.	(18,424)	87	—	—
Residential mortgage-backed	—	—	—	—
Commercial mortgage-backed	—	—	—	—
Other asset-backed	—	—	—	—

Total for securities in an unrealized loss position	$(21,247)	100%	$—	—%

We expect our investments in corporate securities will continue to perform in accordance with our conclusions about the amount and timing of estimated cash flows. Although we do not anticipate such events, it is at least reasonably possible that issuers of our investments in corporate securities will perform worse than current expectations. Such events may lead us to recognize potential future write-downs within our portfolio of corporate securities.

The following table presents the concentration of gross unrealized losses related to corporate securities by industry as of December 31, 2010:

	Investment grade		Below investment grade
(U.S. dollar amounts in thousands)	Less than 12 months	12 months or greater	Less than 12 months	12 months or greater
Industry:
Finance and insurance	$(1,088)	$(3,699)	$—	$—
Utilities and energy	(26)	(80)	—	—
Consumer -non-cyclical	—	—	—	—
Consumer -cyclical	—	—	—	—
Capital goods	—	—	—	—
Industrial	(586)	—	—	—
Technology and communications	(14)	—	—	—
Transportation	(65)	—	—	—
Other	(10,442)	(2,658)

Total	$(12,221)	$(6,437)	$—	$—

The other industry category primarily consists of foreign agency, supranational, foreign local government and sovereign securities.

Given the current market conditions, including current financial industry events and uncertainty around global economic conditions, the fair value of these securities has declined due to credit spreads that have widened since acquisition. In our examination of these securities, we considered all available evidence, including the issuers' financial condition and current industry events to develop our conclusion on the amount and timing of cash flows expected to be collected. Based on this evaluation, we determined that the unrealized loss on these securities represented temporary impairments as of December 31, 2010.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

The following table presents the gross unrealized losses and fair values of investment securities, aggregated by investment type and length of time that individual investment securities were in a continuous unrealized loss position, as of December 31, 2009:

	Less than 12 months			12 months or more
(U.S. dollar amounts in thousands)	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities
Description of Securities
Fixed maturity securities:
Government—non-U.S.	$137,755	$(2,173)	7	$—	$—	—
Corporate—U.S.	—	—	—	21,937	(466)	4
Corporate—non-U.S.	777,557	(13,441)	59	75,754	(2,449)	15

Total for securities in an unrealized loss position	$915,312	$(15,614)	66	$97,691	$(2,915)	19

% Below cost—fixed maturity securities:
<20% Below cost	$915,312	$(15,614)	66	$97,691	$(2,915)	19
20-50% Below cost	—	—	—	—	—	—
>50% Below cost	—	—	—	—	—	—

Total for securities in an unrealized loss position	$915,312	$(15,614)	66	$97,691	$(2,915)	19

Investment grade	$915,312	$(15,614)	66	$97,691	$(2,915)	19
Below investment grade	—	—	—	—	—	—

Total for securities in an unrealized loss position	$915,312	$(15,614)	66	$97,691	$(2,915)	19

The scheduled maturity distribution of fixed maturity securities as of December 31, 2010 is set forth below. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

(U.S. dollar amounts in thousands)	Amortized cost or cost	Fair value
Due one year or less	$289,985	$290,481
Due after one year through five years	1,941,363	1,938,075
Due after five years through ten years	515,643	512,884
Due after ten years	47,993	47,852

Subtotal	2,794,984	2,789,292
Residential mortgage-backed securities	49,715	49,715

Total	$2,844,699	$2,839,007

As of December 31, 2010, $85 million of investments were subject to certain call provisions. Typically, call provisions provide the issuer the ability to redeem a security, prior to its stated maturity, at or above par.

(e) Investment Concentrations

As of December 31, 2010, securities issued by finance and insurance industry groups and foreign state government represented approximately 20% and 41%, respectively, of the corporate fixed maturity securities portfolio held by the Company.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

As of December 31, 2010, the Company held $413 million in corporate fixed maturity securities issued by the New South Wales Treasury Corporation, which comprised 22% of total stockholders’ equity. Additionally, the Company held $351 million in corporate fixed maturity securities issued by Queensland Treasury Corporation and $187 million in corporate fixed maturity securities issued by National Australia Bank Limited, which comprised 19% and 10% of total stockholders’ equity, respectively. No other single issuer exceeded 10% of total stockholders’ equity.

(4) Fair Value Measurements

Recurring Fair Value Measurements

We have fixed maturity securities which are carried at fair value. Below is a description of the valuation techniques and inputs used to determine fair value by class of instrument.

Fixed maturity securities

The valuations of fixed maturity securities are determined using a market approach, income approach or a combination of the market and income approach depending on the type of instrument and availability of information.

We utilize certain third-party data providers when determining fair value. We consider information obtained from third-party pricing services as well as third-party broker provided prices, or broker quotes, in our determination of fair value. Additionally, we utilize internal models to determine the valuation of securities using an income approach where the inputs are based on third-party provided market inputs. While we consider the valuations provided by third-party pricing services and broker quotes, management determines the fair value of our investment securities after considering all relevant and available information. We also obtain an understanding of the valuation methodologies and procedures used by third-party data providers to ensure sufficient understanding to evaluate the valuation data received and determine the appropriate fair value.

In general, we first obtain valuations from pricing services. If a price is not supplied by a pricing service, we will typically seek a broker quote. For certain private fixed maturity securities where we do not obtain valuations from pricing services, we utilize an internal model to determine fair value since transactions for identical securities are not readily observable and these securities are not typically valued by pricing services. For all securities, excluding certain private fixed maturity securities, if neither a pricing service nor broker quote valuation is available, we determine fair value using internal models.

For pricing services, we obtain an understanding of the pricing methodologies and procedures for each type of instrument. In general, a pricing service does not provide a price for a security if sufficient information is not readily available to determine fair value or if such security is not in the specific sector or class covered by a particular pricing service. Given our understanding of the pricing methodologies and procedures of pricing services, the securities valued by pricing services are typically classified as Level 2 unless we determine the valuation process for a security or group of securities utilizes significant unobservable inputs.

For private fixed maturity securities, we utilize an internal model to determine fair value and utilize public bond spreads by sector, rating and maturity to develop the market rate that would be utilized for a similar public bond. We then add an additional premium to the public bond spread to adjust for the liquidity and other features of our private placements. We utilize the estimated market yield to discount the expected cash flows of the security to determine fair value. We assign each security an internal rating to determine an appropriate public bond spread that should be utilized in the valuation. While we generally consider the public bond spreads by sector and maturity to be observable inputs, we evaluate the similarities of our private placement with the public bonds to determine whether the spreads utilized would be considered observable inputs for the private placement being valued. To determine the significance of unobservable inputs, we calculate the impact on the valuation from the unobservable input and will classify a security as Level 3 when the impact on the valuation exceeds 10%.

For remaining securities priced using internal models, we maximize the use of observable inputs but typically utilize significant unobservable inputs to determine fair value. Accordingly, the valuations are typically classified as Level 3.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

The following table summarizes the primary sources considered when determining fair value of each class of fixed maturity securities as of December 31, 2010:

(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Government—non-U.S.:
Pricing services	$438,297	$—	$438,297	$—
Internal models	835	—	—	835

Total government—non-U.S.	439,132	—	438,297	835

Corporate—U.S.:
Pricing services	35,842	—	35,842	—

Total corporate – U.S.	35,842	—	35,842	—

Corporate—non-U.S.:
Pricing services	2,314,318	—	2,314,318	—

Total corporate—non-U.S.	2,314,318	—	2,314,318	—

Residential mortgage-backed securities:
Internal models	49,715	—	—	49,715

Total residential mortgage-backed securities	49,715	—	—	49,715

Total fixed maturity securities	$2,839,007	$—	$2,788,457	$50,550

The following tables set forth our assets that are measured at fair value on a recurring basis as of the dates indicated:

	December 31, 2010
(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Assets
Investments:
Fixed maturity securities:
Government—non-U.S.	$439,132	$—	$438,297	$835
Corporate —U.S.	35,842	—	35,842	—
Corporate—non-U.S.	2,314,318	—	2,314,318	—
Residential mortgage-backed securities	49,715	—	—	49,715

Total fixed maturity securities	$2,839,007	$—	$2,788,457	$50,550

	December 31, 2009
(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Assets
Investments:
Fixed maturity securities:
Government—non-U.S.	$272,891	$—	$272,113	$778
Corporate—U.S.	121,339	—	121,339	—
Corporate—non-U.S.	2,035,805	—	2,034,443	1,362

Total fixed maturity securities	$2,430,035	$—	$2,427,895	$2,140

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

The following table presents additional information about assets measured at fair value on a recurring basis and for which the Company has utilized significant unobservable (Level 3) inputs to determine fair value as of or for the dates indicated:

		Total realized and unrealized gains (losses)
(U.S. dollar amounts in thousands)	Beginning balance as of January 1, 2010	Included in net income	Included in OCI	Purchases, sales issuances and settlements, net	Transfer in Level 3	Transfer out of Level 3 (1)	Ending balance as of December 31, 2010	Total gains (losses) included in net income attributable to assets still held
Fixed maturity securities:
Government—non-U.S.	$778	$—	$57	$—	$—	$—	$835	$—
Corporate—non-U.S.	1,362	—	—	—	—	(1,362)	—	—
Residential mortgage-backed securities	—	—	5,199	44,516	—	—	49,715	—

Total Level 3 assets	$2,140	$—	$5,256	$44,516	$—	$(1,362)	$50,550	$—

(1)	The transfer out of Level 3 was primarily related to private fixed corporate-non U.S. securities and resulted from a change in the observability of inputs used to determine fair value.

		Total realized and unrealized gains (losses)
(U.S. dollar amounts in thousands)	Beginning balance as of January 1, 2009	Included in net income	Included in OCI	Purchases, sales issuances and settlements, net	Transfer in Level 3	Transfer out of Level 3	Ending balance as of December 31, 2009	Total gains (losses) included in net income attributable to assets still held
Fixed maturity securities:
Government—non-U.S.	$—	$—	$156	$—	$622	$—	$778	$—
Corporate—non-U.S.	—	12	(166)	(2,000)	3,516	—	1,362	3

Total Level 3 assets	$—	$12	$(10)	$(2,000)	$4,138	$—	$2,140	$3

Realized and unrealized gains (losses) on Level 3 assets and liabilities are primarily reported in either net investment gains (losses) within the consolidated statements of income or OCI within stockholders’ equity based on the appropriate accounting treatment for the instrument.

Purchases, sales, issuances and settlements, net, represent the activity that occurred during the period that results in a change of the asset or liability but does not represent changes in fair value for the instruments held at the beginning of the period. Such activity consists of purchases and sales of fixed maturity securities.

The amount presented for unrealized gains (losses) for assets still held as of the reporting date primarily represents accretion on certain fixed maturity securities which were recorded in net investment gains (losses).

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

(5) Deferred Acquisition Costs

The following table presents the activity impacting deferred acquisition costs for the years ended December 31:

(U.S. dollar amounts in thousands)	2010	2009	2008
Balance as of January 1	$92,356	$58,141	$62,606
Impact of foreign currency translation	13,230	19,144	(14,576)
Costs deferred	35,230	39,567	33,152
Amortization	(33,461)	(24,496)	(23,041)

Balance as of December 31	$107,355	$92,356	$58,141

(6) Goodwill

There were no additions or impairments to goodwill during the years ending December 31, 2010, 2009 and 2008. The movement in goodwill during the year ended December 31, 2010 arises from adjustments for foreign currency translation.

(7) Reinsurance

The Company assumes mortgage insurance business from BT Lenders Mortgage Insurance (formerly Westpac Lenders Mortgage Insurance Company), which operates under a multi-brand distribution which is made up of Westpac, RAMS and St. George. These contracts provide reinsurance on the basis of 30%, 60% and 30% quota shares, respectively.

The Company is party to excess of loss reinsurance contracts with Genworth Mortgage Insurance Corporation and Brookfield Life Assurance Company Limited due to the amalgamation of Brookfield and Viking, both affiliated companies. The contracts provide for the recoverability of losses in excess of an annually determined limit that is based on the Company’s net earned premiums.

The Company also has reinsurance arrangements with nine unrelated reinsurers.

In aggregate, the Company’s reinsurance arrangements provide a capped catastrophe reinsurance protection for losses exceeding 120% of earned premiums. The Company sets the criteria for acceptable reinsurance in terms of risk appetite and counter party risk and monitors the reinsurance program to mitigate overall insurance risk.

The Company utilizes reinsurance as a risk management tool, but recognizes that reinsurance contracts do not relieve it from its obligations to policyholders. In the event that the reinsurers are unable to meet their obligations, the Company remains liable for the reinsured claims. The Company monitors both the financial condition of individual reinsurers and risk concentrations arising from similar geographic regions, activities and economic characteristics of reinsurers to lessen the risk of default by such reinsurers. Other than with Genworth Mortgage Insurance Corporation and Brookfield Life Assurance Company Limited, the Company does not have significant concentrations of reinsurance with any one reinsurer that could have a material impact on its results of operations. The reinsurance arrangements with the nine unrelated reinsurers has alleviated the reinsurance concentration risk by reducing the reliance on affiliate companies.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

The following table sets forth the effects of reinsurance on premiums written and earned for the years ended December 31:

(U.S. dollar amounts in thousands)	2010	2009	2008
Written premiums:
Direct	$307,313	$382,096	$369,291
Assumed	27,491	60,040	18,843
Ceded	(85,335)	(50,275)	(54,889)

Net premiums written	$249,469	$391,861	$333,245

Premiums earned:
Direct	$382,025	$341,404	$356,562
Assumed	31,810	21,450	13,434
Ceded	(85,478)	(57,724)	(55,574)

Net premiums earned	$328,357	$305,130	$314,422

Percentage of amount assumed to net	9.7%	7.0%	4.3%

Losses and loss adjustment expenses:
Direct	$129,444	$153,144	$139,561
Assumed	5,497	3,408	2,096

Net losses and loss adjustment expenses	$134,941	$156,552	$141,657

Reinsurance recoveries are recognized as a reduction of losses and loss adjustment expenses. There were no amounts recognized during 2010, 2009 and 2008 related to reinsurance recoveries.

(8) Reserve for Losses and Loss Adjustment Expenses

The following table sets forth changes in the reserve for losses and loss adjustment expenses for the years ended December 31:

(U.S. dollar amounts in thousands)	2010	2009	2008
Balance as of January 1	$201,959	$137,522	$155,190
Incurred related to insured events of:
Current year	138,759	125,053	110,684
Prior years	(3,818)	31,499	30,973

Total incurred	134,941	156,552	141,657

Paid related to insured events of:
Current year	(11,130)	(2,629)	(6,412)
Prior years	(142,538)	(134,822)	(120,462)

Total paid	(153,668)	(137,451)	(126,874)

Impact of foreign currency translation	22,701	45,336	(32,451)

Balance as of December 31	$205,933	$201,959	$137,522

In 2010, the decrease in incurred losses was primarily attributable to a continuing improvement of economic conditions which led to favorable loss trends experienced during the year. Paid claims have been higher over the past two years as a result of significant loss mitigation activities which are offset by the favorable movement in reserves in functional currency terms. Exchange rate movements mask this in reported currency terms.

In 2009 and 2008, the increase in incurred losses related to prior years was primarily attributable to strengthening of reserves as a result of less favorable loss trends experienced in these years. This was due to worse economic conditions relative to prior years.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

(9) Unearned Premiums

The following table presents the activity impacting unearned premiums for the years ended December 31:

(US dollar amounts in thousands)	2010	2009	2008
Balance as of January 1	$1,036,745	$732,132	$905,766
Impact of foreign currency translation	134,538	225,331	(191,772)
Gross written premiums	334,804	442,136	388,134
Gross earned premiums	(413,835)	(362,854)	(369,996)

Balance as of December 31	$1,092,252	$1,036,745	$732,132

The Company recognizes premiums over a period of nine years, being the estimated period of risk emergence. Most are recognized between one and four years from issue date. The recognition of earned premiums for the mortgage insurance business involves significant estimates and assumptions as to future loss development and policy cancellations. These assumptions are based on the historical experience and the expectations of future performance, which are highly dependent on assumptions as to long-term macroeconomic conditions including interest rates, home price changes and the rate of unemployment.

(10) Employee Benefit Plans

It is compulsory for superannuation contributions to be made by the Company to a regulated and complying superannuation fund for all Australian employees. These superannuation funds are defined contribution plans. The minimum required contribution paid by the Company was 9% of each employee’s salary in 2010, 2009 and 2008. Employees may elect to pay additional contributions out of their salary. The Company has made superannuation payments on behalf of its employees of $2 million in each of the years ended 2010, 2009 and 2008.

(11) Income Taxes

The total provision for income taxes was as follows for the years ended December 31:

(U.S. dollar amounts in thousands)	2010	2009	2008
Current	$74,548	$61,104	$70,157
Deferred	4,848	4,168	(1,304)

Total provision for income taxes	$79,396	$65,272	$68,853

The reconciliation of the federal statutory tax rate to the effective income tax rate was as follows for the years ended December 31:

	2010	2009	2008
Australian income tax rate	30.0%	30.0%	30.0%
Increase (reduction) in rate resulting from:
Valuation allowance against branch losses	2.2	3.0	—
Adjustment to prior year provision	(0.2)	(0.1)	—
Other, net	(0.1)	0.2	0.9

Effective rate	31.9%	33.1%	30.9%

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

The components of the net deferred income tax liability were as follows as of December 31:

(U.S. dollar amounts in thousands)	2010	2009
Assets:
Net unrealized losses on investment securities	$1,708	$—
Reserve for loss adjustment expenses	3,732	3,640
Accrued expenses	2,780	2,101
Branch operating loss carryforward	13,157	5,471
Other assets	5,191	6,072

Gross deferred income tax assets	26,568	17,284
Valuation allowance	(13,580)	(6,133)

Total deferred income tax assets	12,988	11,151

Liabilities:
Net unrealized gains on investment securities	—	1,554
Accrued investment income	11,748	10,307
Other liabilities	8,250	4,169

Total deferred income tax liabilities	19,998	16,030

Net deferred income tax liability	$7,010	$4,879

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax assets and liabilities, projected future taxable income, and tax planning strategies in making this assessment.

As of December 31, 2010, the Company has recognized a valuation allowance of $13 million against the value of the operating loss carry forward derived by the New Zealand branch. An additional valuation allowance of $1 million has been recognized against the value of other branch deferred tax assets where the Company has judged it more likely than not that those deferred tax assets will not be realized in future years. The valuation allowance as of December 31, 2009 was $6 million. Tax losses in New Zealand will be available to offset any future taxable income generated by the branch.

As of December 31, 2010 and 2009, the Company has no unrecognized tax benefits and does not expect that the amount of unrecognized tax benefits will change significantly within the next twelve months. The consolidated balance sheet includes no amounts for interest or penalties related to unrecognized tax benefits, and no such amounts were recognized as components of the provision for income taxes.

The head entity of the Australian income tax consolidated group (refer Note 2(m)), Genworth Financial New Holdings Pty Limited, files Australian income tax returns and is not currently under examination by the Australian Taxation Office. The Company is no longer subject to examination for tax years prior to 2006.

The Company made tax payments during the 2010 year directly to the Australian Tax Office on behalf of the head entity as they became due, under the terms of the tax funding agreement (refer Note 2(m)). The Company utilized the tax benefits of the tax losses from the head entity and other group members under the tax consolidation system of $28 million and $15 million for 2010 and 2009, respectively. Associated intercompany liabilities were recorded under the terms of the tax sharing agreement.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

(12) Related Party Transactions

The Company recorded an amount for an allocated share of Genworth’s corporate overhead for certain services. They included allocations of costs for public relations, investor relations and internal audit services for the amount of $17 million, $16 million and $23 million for the years ended December 31, 2010, 2009 and 2008, respectively. Some costs have not been specifically billed to the Company and have been treated as a contribution of capital, where the debt was not settled. This contribution of capital amounted to $12 million, $15 million and $6 million in 2010, 2009 and 2008, respectively.

During the year ended December 31, 2008, the immediate parent entity contributed $4 million of cash to the Company.

Related party transactions are settled monthly unless specified differently within contractual agreements.

The Company also recorded expenses associated with Genworth stock options and restricted stock unit grants in the amount of $1 million for each of the years ended December 31, 2010, 2009 and 2008.

The Company has reinsurance arrangements with Genworth Mortgage Insurance Corporation and Brookfield Life Assurance Company Limited, both affiliates. The reinsurance premiums amounted to $57 million, $58 million and $55 million in 2010, 2009 and 2008, respectively.

The Company is included in a consolidated Australian income tax group with Genworth Financial New Holdings Pty Limited as the head entity, and is subject to a tax-sharing arrangement that allocates tax on a separate company basis and provides benefit for current utilization of losses and credits. Refer to Note 11 for additional disclosures.

The Company paid ordinary dividends of $51 million and $8 million to its shareholders Genworth Financial Mortgage Insurance Holdings Pty Limited and Genworth Financial Services Pty Ltd, respectively, in 2010. No dividends were paid in 2009 or 2008.

The Company issued shares of $36 million to its parent company, Genworth Financial Mortgage Insurance Holdings Pty Limited, on July 31, 2009 for the settlement of an intercompany tax liability.

(13) Supplemental Cash Flow Information

Net cash paid for taxes was $43 million, $31 million and $40 million for the years ended December 31, 2010, 2009 and 2008, respectively. Corporate overhead allocations of $12 million, $15 million and $6 million, which were not settled, have been treated as capital contributions in 2010, 2009 and 2008, respectively. Intercompany tax balances of $36 million which were not settled have been recognized as capital contributions in 2009. For further discussion, refer to note 12.

(14) Securitization Entities

Part of the Company’s product offering includes portfolio credit enhancement policies to Australian regulated lenders that have originated housing loans for securitization in the Australian, European and U.S. markets. Portfolio mortgage insurance serves as an important form of credit enhancement for the Australian securitization market and the Company’s portfolio credit enhancement coverage is generally purchased for low loan-to-value, seasoned loans written by regulated institutions.

As of December 31, 2010 and 2009, the Company had a maximum exposure to loss from the provision of portfolio credit enhancement to securitization trusts sponsored by third parties of $171 million and $177 million, respectively. The exchange rate for calculating the maximum exposure to loss of translating the Australian dollar into the U.S. dollar as of December 31, 2010 and 2009 was $1.03 and $0.90, respectively. This exposure is calculated based on the expectation of a 1 in 250 year event. The Company has applied the Australian Prudential Regulation Authority (“APRA”) stress scenario to calculate this exposure. The Company holds sufficient capital resources to meet this obligation were it to occur.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

(15) Statutory Accounting

Genworth Mortgage prepares financial statements for its regulator, APRA, in accordance with the accounting practices prescribed by the regulator, which is a comprehensive basis of accounting other than U.S. GAAP.

On June 23, 2010, APRA issued new reporting standards aimed at harmonizing APRA prudential reporting with financial reporting prepared under Australian accounting standards with the effective date of July 1, 2010.

Prior to the new reporting standards, the main differences between APRA prudential reporting and U.S. GAAP were as follows:

•	Premium is recognized on a cash receipts basis.

•	Deferred acquisition costs are not recognized.

•	A premium liability is recognized representing the unexpired risk portion of insurance policies written. The premium liability is valued as the present value of the expected future claim payments.

•	Loss and loss adjustment expense reserves include a risk margin and are discounted to present value.

Under the new requirements, the first three differences above were eliminated, and the balance sheet is recorded under Australian accounting standards and a prudential adjustment is made to derive the capital base.

The Company’s APRA net income after tax, capital base, minimum capital requirement and solvency ratio were as follows as of and for the year ended December 31:

(U.S. dollar amounts in thousands)	2010	2009
APRA net income after tax	$169,455	$132,449

APRA capital base	$2,147,652	$1,794,029
APRA minimum capital requirement	$1,381,449	$1,368,170
APRA solvency ratio	1.55	1.31

The above APRA net income after tax, capital base, minimum capital requirement and solvency ratio are the combined amounts of Genworth Financial Mortgage Insurance Pty Limited and its wholly-owned subsidiary, Genworth Financial Mortgage Indemnity Limited.

Under the prudential regulation framework in Australia, mortgage insurers are required to establish a catastrophic risk charge defined as a 1 in 250 year event. APRA specifies a formula to quantify this event. The Company is required to maintain adequate capital to fund this charge, in addition to normal insurance liabilities, by ensuring that its capital base exceeds its minimum capital requirement at all times.

The Company’s ability to pay dividends to Genworth Financial Mortgage Insurance Holdings Pty Limited is restricted to the extent the payment of dividends exceeds current year income. Any dividend above this level requires prior approval from APRA. In addition, any dividend payment must result in the Company continuing to meet the APRA minimum capital requirement.

(16) Subsequent events

Recent flooding in Australia due to heavy rains affected northern Australia, in particular Queensland. Other areas impacted by this event are New South Wales, Victoria and Tasmania. While it is currently unclear how many policies are affected by the flooding, mortgage insurance policies do not cover physical damage, including flooding. Based on available information to date, these conditions are not expected to have a material impact on the Company’s consolidated financial statements.